UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2012

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Tennessee	000-50771	20-0307691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3095 East Andrew Johnson Highway, Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 636-1555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

2012 Annual Shareholder Meeting Date

On July 5, 2012, American Patriot Financial Group, Inc. (the “Company”), announced that its 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”) will be held on Friday, August 31, 2012.

Rule 14a-8 Shareholder Proposal Deadline

The 2012 Annual Meeting will be held more than 30 days after the anniversary of the 2011 Annual Meeting of Shareholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has set a revised deadline for the receipt of any shareholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2012 Annual Meeting. The new deadline for delivering shareholder proposals to the Company is the close of business on July 13, 2012, which date was determined in accordance with Rule 14a-8(e). Proposals should be addressed to the Company’s Secretary at P.O. Box 610, Greeneville, Tennessee 37744. Any shareholder proposal requested to be included in the proxy materials for the 2012 Annual Meeting must comply with the requirements of Rule 14a-8 and other applicable law, or otherwise may be omitted from the proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

By:	/s/ T. Don Waddell
Name:	T. Don Waddell
Title:	Chief Financial Officer

Date: July 5, 2012